Exhibit 4.4
THESE SECURITIES AND THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD ONLY PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT. THESE SECURITIES AND THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE MAY NOT BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THESE SECURITIES BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THESE SECURITIES AND THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THESE SECURITIES AND THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE, ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO THE COMPANY. THE HOLDER OF THESE SECURITIES BY ITS ACCEPTANCE HEREOF FURTHER AGREES NOT TO ENGAGE IN HEDGING TRANSACTIONS INVOLVING THESE SECURITIES AND THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE UNLESS SUCH TRANSACTIONS MEET THE REQUIREMENTS OF AND COMPLY WITH THE SECURITIES ACT.
INTROGEN THERAPEUTICS, INC.
STOCK PURCHASE WARRANT

Warrant No. [___]	Dated: [___]
     Introgen Therapeutics, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, [___] or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [___] shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $[___] per share (as adjusted from time to time as provided in Section 8, the “Exercise Price”), at any time and from time to time from and after the second anniversary of the date hereof until the earlier to occur of (i) December [___], 2009 and (ii) immediately prior to a Change of Control, as such term is defined below (such earlier date, the “Expiration Date”), and subject to the following terms and conditions. This Warrant (this “Warrant”) is issued pursuant to that certain Placement Agent Agreement dated December 6, 2004, by and among the Company and Mulier Capital Limited (the “Placement Agent Agreement”). For purposes of this Warrant, a “Change of Control” shall mean (i) the merger or consolidation of the Company with or into another person in which the Company is not the surviving entity, (ii) the sale of all or substantially all of the Company’s assets in one or a series of related transactions or (iii) a change in ownership of the Company’s voting securities, other than a transaction or series of transactions in which the holders of the Company’s voting securities outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions.
     1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Placement Agent Agreement.
     2. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
     3. Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.
     4. Exercise and Duration of Warrants.
          (a) This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the second anniversary of the date hereof until the Expiration Date. Notwithstanding the foregoing, in the event a Change of Control is consummated before the second anniversary of the date hereof, then the Warrant shall be exercisable immediately prior to the closing of such Change of Control. At 5:00 P.M., Austin, Texas time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. If the Company intends to consummate a Change of Control, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least ten (10) calendar days prior the consummation of such Change of Control; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the Change of Control.
          (b) A Holder may exercise this Warrant by delivering to the Company (i) an Exercise Notice, in the form attached hereto, appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

     5. Delivery of Warrant Shares.
          (a) Upon exercise of this Warrant and surrender of the original Warrant at the offices of the Company, the Company shall promptly (but in no event later than three business days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date.
          (b) This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.
     6. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any United States issue or transfer tax, transfer agent fee or other incidental United States tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any income or value added tax which may be payable in respect of the issuance of the Warrants or any Warrant Shares, or in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of receiving, holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.
     7. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 8 herein). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.
     8. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8.
          (a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.
          (b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset, including cash (in each case, “Distributed Property”), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of such Exercise Price times a fraction of which the denominator shall be the average of the closing prices for the Company’s Common Stock for the five trading days immediately prior to (but not including) such record date and of which the numerator shall be such average less the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Stock, as determined (except in the case of cash) by the Company’s independent certified public accountants that regularly examine the financial statements of the Company (an “Appraiser”). In such event, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a recognized accounting firm mutually acceptable to both the Holder and the Company), in which case such fair market value shall be deemed to equal the average of the values determined by each of the Appraiser and such appraiser.
          (c) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 8, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.
          (d) Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.
          (e) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 8, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities, cash or property issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.
     9. Representations, Warranties and Covenants of Holder.
          (a) The Holder understands and acknowledges that the Warrant and the Warrant Shares must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempted from such registration.
          (b) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.
          (c) The Holder agrees that for a period of five (5) years after the date of issuance of this Warrant, it shall not purchase or sell, or make any offer to purchase or offer to sell, derivative securities relating to the Company’s securities, whether or not issued by the Company, such as exchange traded options to purchase or sell the Company’s securities (“puts” and “calls”), engage in short sales or short sales “against the box” in the Company’s securities, or pledge or loan the warrants or other Company securities in connection with any such transaction.
          (d) The Holder confirms that it is an authorized person for the purposes of the Financial Services and Markets Act 2000.
          (e) The Holder is a not a U.S. Person and is not acquiring this Warrant for the account or benefit of any U.S. Person. All capitalized terms used in this Section 9(e) but not otherwise defined shall have the meaning given such terms in Regulation S.
               (i) The Holder has been advised and acknowledges that:
                    (A) the Warrant and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Regulation S thereunder and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act.
                    (B) it is a condition to the availability of the Regulation S “safe harbor” that the Warrant and the Warrant Shares not be offered or sold in the United States or to a U.S. Person until the expiration of a period of one year following the Closing Date; and
                    (C) notwithstanding the foregoing and subject to the exercisability of this Warrant, prior to the expiration of one year after the date of this Warrant (the “Restricted Period”), this Warrant and the Warrant Shares (to the extent this Warrant is exercisable) may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Warrant and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person, the securities are offered and sold pursuant to an effective registration statement or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. Person.
               (ii) The Holder agrees that with respect to this Warrant and the Warrant Shares until the expiration of the Restricted Period:
                    (A) the Holder, its agents or its representatives have not and will not solicit offers to buy, offer for sale or sell this Warrant or any of the Warrant Shares, or any beneficial interest therein in the United States or to or for the account of a U.S. Person during the Restricted Period;
                    (B) notwithstanding the foregoing, prior to the expiration of the Restricted Period, this Warrant and the Warrant Shares (to the extent this Warrant is exercisable) may be offered and sold by the Holder only if such offer and sale is made in compliance with the terms of this Warrant and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person, the securities are offered and sold pursuant to an effective registration statement or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. Person; and
                    (C) the Holder shall not engage in hedging transactions with regard to this Warrant or the Warrant Shares unless in compliance with the Securities Act and Section 9(c) of this Warrant.
The foregoing restrictions are binding upon subsequent transferees of this Warrant and/or the Warrant Shares, except for transferees pursuant to an effective registration statement. The Holder agrees that after the Restricted Period, this Warrant and the Warrant Shares (to the extent this Warrant is exercisable) may be offered or sold within the United States or to or for the account of a U.S. Person only pursuant to applicable securities laws.
               (iii) The Holder has not engaged, nor is it aware that any party has engaged, and the Holder will not engage or cause any third party to engage, in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to this Warrant or the Warrant Shares.
               (iv) The Holder: (i) is domiciled and has its principal place of business outside the United States; (ii) certifies it is not a U.S. person and is not acquiring this Warrant or the Warrant Shares for the account or benefit of any U.S. person; and (iii) represents that at the time of the issuance of this Warrant, the Holder or persons acting on the Holder’s behalf in connection therewith will be located outside the United States.
               (v) At the time of offering to the Holder and communication of the Holder’s order to purchase this Warrant or the Warrant Shares (to the extent this Warrant is exercisable) and at the time of the Holder’s execution of this Warrant, the Holder or persons acting on the Holder’s behalf in connection therewith were located outside the United States.
               (vi) the Holder acknowledges that the Company shall make a notation in the Warrant Register and in its stock books regarding the restrictions on transfer set forth in this Section 9(e) and shall transfer such shares on the books of the Company only to the extent consistent therewith.
In particular, the Holder acknowledges that the Company shall refuse to register any transfer of this Warrant or the Warrant Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.
     10. Restrictive Legend. The Holder understands and agrees that each certificate held by the Holder representing the Warrant Shares, or any other securities issued in respect of the Warrant Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required by applicable state securities laws):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.
     11. Payment of Exercise Price. The Holder shall pay the Exercise Price in one of the following manners:
          (a) Cash Exercise. The Holder may deliver immediately available funds; or
          (b) Cashless Exercise. The Holder may satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the closing prices for the five trading days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.
     For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Placement Agent Agreement.
     12. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.
     13. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:00 p.m. (Austin, Texas time) on any business day, (ii) the next business day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a business day or later than 5:00 p.m. (Austin, Texas time) on any business day, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices or communications to the Company shall be as set forth in the Placement Agent Agreement, and for the Holder shall be as follows:
     [___]
     [___]
     [___]
     14. Miscellaneous.
          (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder or their respective successors and assigns.
          (b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (c) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.
          (c) GOVERNING LAW; VENUE. THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY, ITS STOCKHOLDERS AND THE HOLDER OF THIS WARRANT. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS SITTING IN AUSTIN, TEXAS, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.
          (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.
          (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.
[Remainder of Page Intentionally Left Blank.]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above, and Holder has agreed to the terms hereof.

INTROGEN THERAPEUTICS, INC.

By:
Name:
Title:

ACCEPTED:

[ ]

FORM OF EXERCISE NOTICE
     (To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:	Introgen Therapeutics, Inc.
301 Congress Avenue, Suite 1850
Austin, Texas 78701
Attn: Secretary
The undersigned is the Holder of Warrant No. ___(the “Warrant”) issued by Introgen Therapeutics, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.
1.	The Warrant is currently exercisable to purchase a total of ___Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase ___Warrant Shares pursuant to the Warrant.

3.	The Holder intends that payment of the Exercise Price shall be made as (check one):
                    ☐“          Cash Exercise” under Section 11(a)
                    ☐“          Cashless Exercise” under Section 11(b)
4.	If the holder has elected a Cash Exercise, the holder shall pay the sum of $___to the Company in accordance with the terms of the Warrant.

5.	Pursuant to this exercise, the Company shall deliver to the holder ___Warrant Shares in accordance with the terms of the Warrant.

6.	Following this exercise, the Warrant shall be exercisable to purchase a total of ___ Warrant Shares.

Dated:	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT
[To be completed and signed only upon transfer of Warrant]
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___the right represented by the within Warrant to purchase ___ shares of Common Stock of Introgen Therapeutics, Inc. to which the within Warrant relates and appoints ___attorney to transfer said right on the books of Introgen Therapeutics, Inc. with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name
of holder as specified on the face of the
Warrant)

Address of Transferee

;

In the presence of: